                                                                Exhibit h-1
                      NEW ENGLAND ENERGY INCORPORATED
                               Balance Sheet
                            September 30, 1996
                    (Unaudited, Subject to Adjustment)
ASSETS
------
                                        Old Program                 New Program      Combined
                                        -----------                 -----------      --------
Current assets:
 Cash, including temporary cash investments
  of $5,550,000 with affiliated companies$    5,647,593           $    (73,422)     $    5,574,171
 Accounts receivable:
  Affiliated companies:
   - accrued loss to be passed
     on to affiliate                         25,878,422         -    25,878,422
   - from sales of oil                        6,319,720         -     6,319,720
   - other                                      100,418         -       100,418
 Prepaid expenses                               342,312         -       342,312
                                         --------------            ------------     --------------
   Total current assets                      38,288,465  (73,422)    38,215,043
                                         --------------            ------------     --------------
Property at cost:
 Cost of fuel reserves:
  Exploration and development costs:
  Samedan                                   751,549,296         -   751,549,296
  Dorchester                                 67,401,440         -    67,401,440
 Cost of capital                            449,086,900         -   449,086,900
 Other                                       36,117,761         -    36,117,761
                                         --------------            ------------     --------------
                                          1,304,155,397         - 1,304,155,397
  Less-accumulated amortization         (1,077,539,677)         -   (1,077,539,677)
                                         --------------            ------------     --------------
 Net cost of fuel reserves                  226,615,720         -   226,615,720
 Work in process - Samedan                    5,375,980         -     5,375,980
                                         --------------            ------------     --------------
  Total property                            231,991,700         -   231,991,700
                                         --------------            ------------     --------------
                                         $  270,280,165           $    (73,422)     $  270,206,743
                                         ==============            ============     ==============
LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accrued exploration and development costs         $   30,547,982  $          -     $  30,547,982*
 Accounts payable                             5,386,312   157,346     5,543,658
 Accrued interest                               693,662         -       693,662
 Accrued taxes payable                        4,425,427 (179,951)     4,245,476
                                         --------------            ------------     --------------
  Total current liabilities                  41,053,383                (22,605)         41,030,778
                                         --------------            ------------     --------------
Deferred income taxes                        73,471,459  (42,800)    73,428,659
                                         --------------            ------------     --------------
Deferred credit                               3,456,900         -     3,456,900
                                         --------------            ------------     --------------
Notes payable to banks under credit agreement         156,000,000             -        156,000,000
                                         --------------            ------------     --------------
Parent company's investment:
 Subordinated notes payable to parent         4,676,08015,743,491    20,419,571
 Common stock, par value $1 per share             2,500         -         2,500
 Paid-in capital                                247,500         -       247,500
 Retained deficit                           (8,627,657)            (15,751,508)       (24,379,165)
                                         --------------            ------------     --------------
  Total parent company's investment         (3,701,577)   (8,017)   (3,709,594)
                                         --------------            ------------     --------------
                                         $  270,280,165           $    (73,422)     $  270,206,743
                                         ==============            ============     ==============
*Accrued exploration and development costs:
                   Total
                                          (All Samedan)
                                                     -------------
Exploration    $11,862,196
Development     19,097,444
Work in process    274,917
Advance          (686,575)
                                               -----------
                                               $30,547,982
                                               ===========
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